UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 7, 2018 (June 1, 2018)

SILVER BULL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Dunsmuir Street, Suite 1610 Vancouver, B.C.		V7Y 1K4
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	604-687-5800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On June 1, 2018, Silver Bull Resources, Inc. (the “Company”) and its subsidiaries Minera Metalin S.A. de C.V. (“Minera Metalin”) and Contratistas de Sierra Mojada S.A. de C.V. entered into an Option Agreement (the “Option Agreement”) with South32 International Investment Holdings Pty Ltd (“South32”), a wholly owned subsidiary of South32 Limited (ASX/JSE/LSE: S32), whereby the Company granted South32 an option to purchase 70% of the equity of Minera Metalin (the “Option”) and oversee the mineral exploration of Minera Metalin’s Sierra Mojada project located in Coahuila, Mexico (the “Project”). The Option Agreement provides that, upon the terms and subject to the conditions set forth in the Option Agreement, in order for South32 to maintain its Option, South32 must contribute to Minera Metalin a minimum of US$10 million in tranches over the first four years of the Option for Project funding (the “Initial Funding”). South32 may exercise the Option at any time by contributing US$100 million to Minera Metalin (the “Subscription Payment”), less the amount of Initial Funding previously contributed by South32. Once the full amount of the Subscription Payment is advanced by South32 and the Option exercised, the Company and South32 will be obligated to contribute funding to Minera Metalin on a 30/70 pro rata basis. If South32 elects not to continue with the Project during the four-year option period, then the Project will remain 100% owned by the Company.
The parties have made customary representations, warranties, indemnities, and restrictive and affirmative covenants in the Option Agreement for a transaction of this nature. The assertions embodied in these provisions were made solely for purposes of the Option Agreement between the parties and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms. The Company’s stockholders are not third-party beneficiaries under the Option Agreement and should not rely on the provisions or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or any of its respective subsidiaries or affiliates.
As part of the transaction, the parties may enter into other agreements, including, but not limited to, a shareholders agreement and a royalty agreement. The Option Agreement has been approved by the board of directors of the Company, but the Subscription Payment is subject to regulatory approval in Mexico.
The foregoing description of the Option Agreement is qualified in its entirety by the terms of the agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 8.01	Other Events.
On June 4, 2018, the Company issued a press release regarding the Option Agreement. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01        Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.	Description
10.1
Option Agreement, by and among Silver Bull Resources, Inc., Minera Metalin S.A. de C.V., Contratistas de Sierra Mojada S.A. de C.V., and South32 International Investment Holdings Pty Ltd, dated as of June 1, 2018.

99.1	Press Release, dated as of June 4, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 7, 2018

SILVER BULL RESOURCES, INC.

	By:	/s/ Sean Fallis
	Name:	Sean Fallis
	Title:	Chief Financial Officer